UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BROOKFIELD ASSET MANAGEMENT LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 100, Brookfield Place, 181 Bay Street Toronto, Ontario, Canada	M5J 2T3
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Limited Voting Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-267935

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the class A limited voting shares of Brookfield Asset Management Ltd. (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the caption “Description of Share Capital of the Manager” in the Registrant’s registration statement on Form F-1 (File No. 333-267935), originally filed with the Securities and Exchange Commission on October 19, 2022, as amended thereafter (the “Registration Statement”), and in any prospectus forming a part of the Registration Statement subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description shall be deemed to be incorporated by reference herein.

Item	2. Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BROOKFIELD ASSET MANAGEMENT LTD.

Date: November 21, 2022	By:	/s/ Bahir Manios
Name: Bahir Manios
Title: Chief Financial Officer